                                                       File No.33_-____________

   As filed with the Securities and Exchange Commission on October 10, 1996.



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ---------

                                    FORM S-8

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                   ---------

                         FIRST MISSISSIPPI CORPORATION
               (Exact name of issuer as specified in its charter)

           MISSISSIPPI                                        64-0354930
      (State of Incorporation)                       (I.R.S. Employer ID Number)

         700 NORTH STREET
       JACKSON, MISSISSIPPI                                     39202
(Address of Principal Executive Offices)                      (Zip Code)

                         FIRST MISSISSIPPI CORPORATION
                              401(K) SAVINGS PLAN
                            (Full Title of the Plan)

                          JAMES L. MCARTHUR, SECRETARY
                         FIRST MISSISSIPPI CORPORATION
                                 P. O. BOX 1249
                        JACKSON, MISSISSIPPI 39215-1249
                                 (601) 948-7550
           (Name, address and telephone number of agent for service)


                        CALCULATION OF REGISTRATION FEE

   Title of            Amount            Proposed           Proposed Maxi-      Amount of
Securities to          to be         Maximum Offering       mum Aggregate      Registration
be Registered       Registered(1)    Price Per Share(2)     Offering Price          Fee
-------------       -------------    ------------------     --------------          ---
Common Stock           100,000           $27.4375             $2,743,750          $831.44
par value $1.00        shares(3)

(1) Previous Registration Statements have registered shares of First Mississippi Corporation ("First Mississippi") Common Stock offered under the First Mississippi Corporation 401(K) Savings Plan (the "Plan"), as well as interests in the Plan itself. This supplement Registration Statement is being filed to register additional shares of First Mississippi Common Stock that may be purchased under the Plan with employee and employer contributions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to the Plan.
(2) Estimated solely for calculation of the registration fee pursuant to Rule 457(i) under the Securities Act of 1933 and based on the average of the high and low sale prices of First Mississippi Common Stock on the New York Stock Exchange on October 8, 1996.
(3)  Subject to anti-dilution increases permitted by Rule 416.

                                    PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   Incorporation of Documents by Reference

          The following documents filed with the Commission by First Mississippi Corporation ("the Company") are incorporated herein by reference: (1) the Company's Annual Report on Form 10-K for the year ended June 30, 1996, (2) Annual Report of the First Mississippi Corporation 401K Savings Plan ("the Plan") on Form 11-K for the Plan year ended June 30, 1995, (3) Current Report on Form 8-K, filed on September 9, 1996, and (4) the description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A filed on November 8, 1974, including any amendment or report filed for the purpose of updating such description.

ITEM 4.   Description of Securities

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel

          The consolidated financial statements of the Company and subsidiaries as of June 30, 1996 and 1995 and for each of the years in the three-year period ended June 30, 1996, which are incorporated herein by reference, have been incorporated herein in reliance upon the report, also incorporated herein by reference, of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing. To the extent that KPMG Peat Marwick LLP audits and reports on financial statements of the Company and subsidiaries issued at future dates, and consents to the use of their reports thereon, such financial statements also will be incorporated herein by reference in reliance upon their reports and said authority.

ITEM 6.   Indemnification of Directors and Officers

          As permitted by Mississippi law, the stockholders of the Company, at the Annual Meeting of Stockholders on November 7, 1985, adopted a resolution providing for indemnification of officers, directors and employees. The 1985 resolution, which replaced a similar resolution adopted in 1970, generally clarifies and broadens the circumstances under which indemnity is provided by the Company, and extends indemnification beyond directors and officers, to employees. It specifies standards of conduct required to be met to qualify for indemnity and establishes procedures for determining whether these standards are met. These standards require that the person to be indemnified either: (a) be wholly successful, on the merits or otherwise, in any action or proceeding against such person or (b) otherwise establish that such person acted in good faith and in a manner such person reasonably believed to be in, or not




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

          opposed to, the best interests of the Company, and in the case of any criminal action or proceeding, had no reasonable cause to believe that the conduct was unlawful. Whether these standards are met will be determined by those directors or shareholders not involved in the matter at issue or by special legal counsel selected by the directors. In the case of any action or suit by or in the right of the Company, any person finally adjudged liable for gross negligence or willful misconduct in performing duties for the Company will not be entitled to indemnification unless a court determines that indemnification is proper under the circumstances. Advancement of expenses will be allowed upon receipt of an undertaking to repay should it ultimately be determined that an individual is not entitled to indemnity.

          The Company maintains officers and directors liability insurance against certain claims arising out of such persons' services to the Company. The Company has entered into Indemnification Agreements with certain of its officers and directors. These Indemnification Agreements provide for indemnification of such officers or directors in the circumstances and subject to the conditions set forth in the Company's 1985 resolution. The effect of the Indemnification Agreements is to add to the indemnification rights granted by the 1985 resolution as currently in effect a contractual right to such indemnification which cannot be terminated or altered by amendment of the 1985 resolution.

ITEM 7.   Exemption from Registration Claimed

          Not applicable.

ITEM 8.   Exhibits

          In lieu of certain exhibit requirements the registrant undertakes that it will submit or has submitted the plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the plan.

4.1 Articles IV, VIII, IX and X of the Company's Articles of Incorporation, as amended, and the Statements of Resolutions establishing the Company's 1982-A, 1982-B, 1982-C, 1982-D, 1983-A,
          1984-A, 1984-B, 1985-A, 1986-A, 1987-A, 1988-A, 1988-1, 1989-A,
          1989-1, 1989-2, 1990-1, 1991-1, 1991-2, 1992-1, and 1994-1 Series
          Convertible Preferred Stock and the Company's Series X Junior Participating Preferred Stock are incorporated herein by reference from the Company's Articles of Incorporation filed as Exhibit 3(a) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996.

4.2 Articles II, V and VI of the Company's Bylaws were filed as Exhibit 3(b) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996, and are incorporated herein by reference.

4.3(a) Amended and Restated Rights Agreement between the Company and Ameritrust Company National Association was filed as Exhibit 1 to
          Item 7 of the Company's Current Report on Form 8-K, dated February 28, 1989, and is incorporated herein by reference.





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
4.3(b) Rights Agreement between the Company and Society National Bank, whose name has now been changed to KeyCorp Shareholder Services, Inc., dated February 27, 1996, was filed as Exhibit 4.1 to Item 7 of the Company's Form 8-K dated April 12, 1996, and is incorporated herein by reference.

4.4(a) The First Mississippi Corporation 401-K Thrift Plan, as amended and restated on February 13, 1986 (the "Amended and Restated Plan"), was filed as Exhibit 4.3 to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-8 (Registration No. 2-93585) filed with the Commission on October 28, 1986, and is incorporated herein by reference.

4.4(b) Amendment No. 1, dated May 22, 1987, to the Company's Amended and Restated Plan was filed on May 29, 1987 as Exhibit 4.4 to Post-Effective Amendment No. 3 to the Company's Registration Statement on Form S-8 (Registration No. 2-93585), and is incorporated herein by reference.

4.4(c) Amendment No. 2, dated September 22, 1988, to the Company's Amended and Restated Plan was filed as Exhibit 4(e) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1988, and is incorporated herein by reference.

4.4(d) Amendment No. 3 dated November 14, 1991, to the Company's Amended and Restated Plan was filed as Exhibit 4(b) to Item 7 of the Company's Form 8-K dated November 14, 1991, and is incorporated herein by reference.

4.4(e) Amendment No. 4 dated May 12, 1992, to the Company's Amended and Restated Plan was filed as Exhibit 4(g) to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1993, and is incorporated herein by reference.

4.4(f) The First Mississippi Corporation 401-K Savings Plan, as amended and restated effective July 1, 1989, was filed as Exhibit 4 to the Company's Form 8-K dated June 13, 1994, and is incorporated herein by reference.

5.1 Determination letter, dated April 14, 1986, from the IRS regarding the First Mississippi Corporation 401-K Thrift Plan is incorporated herein by reference to Post-Effective Amendment No. 2 to the Company's Registration Statement on Form S-8 (Registration No. 2-93585) filed with the Commission on October 28, 1986.

5.2 Determination letter, dated December 17, 1987, from the IRS regarding the First Mississippi Corporation 401-K Thrift Plan is incorporated herein by reference to Exhibit5.4(b) to Post-Effective Amendment No. 4 to the Company's Registration Statement on Form S-8 (Registration No. 33-24414) filed with the Commission on September 28, 1988.

5.3 Determination letter dated April 24, 1996, from the IRS regarding the First Mississippi Corporation 401-K Savings Plan.




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23.       Consent of KPMG Peat Marwick LLP.

ITEM 9.   Undertakings

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




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
                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jackson, State of Mississippi, on October 7, 1996.

                                        FIRST MISSISSIPPI CORPORATION



                                        BY:  /s/ J. Kelley Williams
                                            -------------------------------
                                             J. Kelley Williams, President




     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

      SIGNATURE                           TITLE                       DATE
      ---------                           -----                       ----

/s/ J. Kelley Williams              Chairman of the Board        October 7, 1996
------------------------            of Directors, Chief
J. Kelley Williams                  Executive Officer and
                                    Director


/s/ Thomas G. Tepas                 President and                October 7, 1996
------------------------            Chief Operating Officer
Thomas G. Tepas


/s/ R. Michael Summerford           Vice President and Chief     October 7, 1996
------------------------            Financial Officer
R. Michael Summerford               (Principal Financial
                                    Officer)


/s/ Troy B. Browning                Controller                   October 7, 1996
------------------------            (Principal Accounting
Troy B. Browning                    Officer)


/s/ Richard P. Anderson             Director                     October 7, 1996
------------------------
Richard P. Anderson


/s/ Paul A. Becker                  Director                     October 7, 1996
------------------------
Paul A. Becker

/s/ James W. Crook                  Director                     October 7, 1996
------------------------
James W. Crook


/s/ James E. Fligg                  Director                     October 7, 1996
------------------------
James E. Fligg


/s/ Robert P. Guyton                Director                     October 7, 1996
------------------------
Robert P. Guyton


/s/ Charles P. Moreton              Director                     October 7, 1996
------------------------
Charles P. Moreton


/s/ Paul W. Murrill                 Director                     October 7, 1996
------------------------
Paul W. Murrill


/s/ William A. Percy, II            Director                     October 7, 1996
------------------------
William A. Percy, II


/s/ Leland R. Speed                 Director                     October 7, 1996
------------------------
Leland R. Speed


/s/ R. Gerald Turner                Director                     October 7, 1996
------------------------
R. Gerald Turner





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
                               Index to Exhibits





    Exhibit No.                   Description
    -----------                   -----------


        5.3       Internal Revenue Service Determination Letter.

         23       Consent of KPMG Peat Marwick LLP.